Exhibit 99.1

         Buffalo Wild Wings, Inc. Announces Second Quarter 2006 Results;
               Earnings Per Diluted Share Increase of 27% to $0.28


     MINNEAPOLIS--(BUSINESS WIRE)--July 25, 2006--Buffalo Wild Wings, Inc. (Nasdaq:BWLD), announced today financial results for the second quarter ended June 25, 2006. Highlights for the second quarter versus the same period a year ago were:

     --   Total revenue increased 29.1% to $62.3 million

     --   Company-owned restaurant sales grew 29.3% to $55.0 million

     -- Same-store sales increased 8.2% at company-owned restaurants and 4.7% at franchised restaurants

     --   Earnings per diluted share increased 27% to $0.28 from $0.22

     Sally Smith, President and Chief Executive Officer, commented, "We're pleased, once again, to report strong sales and earnings growth. Our second quarter sales, which built on our previous quarter's advertising and new menu and product introductions, were augmented by a focus on hospitality and strong new restaurant openings. This top-line growth was key to the 27% increase in earnings per diluted share to $0.28, the top end of the range for our second quarter guidance."
     Total revenue, which includes company-owned restaurant sales and franchise royalties and fees, increased 29.1% to $62.3 million in the second quarter compared to $48.2 million in the second quarter of 2005. Company-owned restaurant sales for the quarter grew 29.3% to $55.0 million driven by a company-owned same-store sales increase of 8.2% and 19 more company-owned locations in operation at the end of the second quarter 2006 relative to the same period in 2005. Franchise royalties and fees increased 27.8% to $7.2 million versus $5.7 million in the prior year, due to a franchised same-store sales increase of 4.7% and 46 more franchised restaurants at the end of the period versus a year ago.
     Average weekly sales for company-owned restaurants were $33,660 for the second quarter of 2006 compared to $30,531 for the same quarter last year, a 10.2% increase. Franchised restaurants averaged $42,338 for the period versus $39,824 in the second quarter a year ago, a 6.3% increase.
     For the second quarter, earnings per diluted share were $0.28, versus earnings per diluted share of $0.22 in the second quarter of 2005.

     Third Quarter 2006 Outlook

     For the third quarter ending September 24, 2006, we anticipate total revenue of approximately $65 to $66 million, based on estimated same-store sales increases of 5% to 7% for company-owned restaurants and 3% to 5% for franchised locations, as well as the addition of five new company-owned and eight new franchised restaurants. Earnings per diluted share for the third quarter are expected to range from $0.28 to $0.31. This guidance is based on the previously mentioned revenue assumptions, average chicken wing prices for the third quarter of $1.17 per pound, and stock-based compensation expense of $670,000. Diluted weighted average shares outstanding are estimated at 8.8 million.
     Ms. Smith concluded, "There is excitement throughout the system with our sales momentum, the return of football season and the unveiling of two TV commercials with our new tagline, You Have to Be Here(TM), showcasing the unique Buffalo Wild Wings guest experience. These commercials will begin airing in September in our second national media campaign on ESPN. In addition, we are launching radio advertising highlighting our new hickory-smoked ribs, which will air on both local radio and national ESPN radio. Our sales growth, paired with a focus on operating efficiencies, should translate into a strong second half for 2006."
     Included in this release is information regarding restaurant unit counts, same-store sales, and average weekly sales volumes. Our management team believes such information is an important measure of our performance and is useful in assessing consumer acceptance of the Buffalo Wild Wings Grill & Bar concept. Franchise information also provides an understanding of our revenues as franchise royalties and fees are based on the opening of franchised units and their sales. However, these sales measures are not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), should not be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP, and may not be comparable to sales measures as defined or used by other companies.
     Buffalo Wild Wings will be hosting a conference call today, July 25, 2006 at 4:00 p.m. Central Daylight Time to discuss these results. There will be a simultaneous webcast conducted at our website http://www.buffalowildwings.com.
     A replay of the call will be available until August 1, 2006. To access this replay, please dial (973) 341-3080, password 7639498.

     About the Company

     Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, Minnesota, is an established and growing owner, operator and franchisor of Buffalo Wild Wings Grill & Bar restaurants featuring a variety of boldly flavored, made-to-order menu items including Buffalo, New York-style chicken wings spun in one of our signature sauces. The widespread appeal of Buffalo Wild Wings establishes it as an inviting, neighborhood destination with over 400 restaurants in 36 states.

     Forward-looking Statements

     Certain statements in this release that are not historical facts, including, without limitation, those relating to our anticipated financial performance and expected store openings for the third quarter 2006, are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of our management. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, the actual number of locations opening during the third quarter, the sales at these and our other company-owned and franchised locations, our ability to successfully operate in new markets, the cost of wings, the success of our marketing initiatives, our ability to control other restaurant operating costs and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.


                    BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF EARNINGS

          (Dollar amounts in thousands except share and per share data)

                                   (unaudited)

                            Three months ended     Six months ended
                           --------------------- ---------------------
                            June 26,   June 25,   June 26,   June 25,
                              2005       2006       2005       2006
                           ---------- ---------- ---------- ----------
Revenue:
    Restaurant sales         $42,570     55,036     87,643    112,128
    Franchise royalties
     and fees                  5,653      7,224     11,373     14,393
                           ---------- ---------- ---------- ----------

            Total revenue     48,223     62,260     99,016    126,521
                           ---------- ---------- ---------- ----------

Costs and expenses:
    Restaurant operating
     costs:
         Cost of sales        13,291     17,028     28,522     35,033
         Labor                12,976     16,562     26,193     33,157
         Operating             6,666      9,236     13,523     18,679
         Occupancy             3,395      4,269      6,551      8,358
    Depreciation               2,832      3,433      5,507      6,763
    General and
     administrative (1)        5,634      7,441     11,260     14,519
    Preopening                   600      1,034        913      1,521
    Loss on equipment
     disposal                      4         44         22        254
                           ---------- ---------- ---------- ----------

            Total costs
             and expenses     45,398     59,047     92,491    118,284
                           ---------- ---------- ---------- ----------

Income from operations         2,825      3,213      6,525      8,237
Interest income                  337        500        609        970
                           ---------- ---------- ---------- ----------

Earnings before income
 taxes                         3,162      3,713      7,134      9,207
Income tax expense             1,226      1,281      2,747      3,259
                           ---------- ---------- ---------- ----------

Net earnings                  $1,936      2,432      4,387      5,948
                           ========== ========== ========== ==========

Earnings per common share
 - basic                       $0.23       0.28       0.52       0.70
Earnings per common share
 - diluted                      0.22       0.28       0.51       0.68
Weighted average shares
 outstanding - basic       8,448,459  8,555,589  8,407,764  8,543,691
Weighted average shares
 outstanding - diluted     8,674,507  8,754,895  8,671,148  8,746,233

(1)         Contains stock-based compensation of $330, $683, $854, and
            $1,539



The following table expresses results of operations as a percentage of total revenue for the periods presented, except for restaurant operating costs which are expressed as a percentage of restaurant sales:

                            Three months ended     Six months ended
                           --------------------- ---------------------
                            June 26,   June 25,   June 26,   June 25,
                              2005       2006       2005       2006
                           ---------- ---------- ---------- ----------
Revenue:
    Restaurant sales            88.3%      88.4%      88.5%      88.6%
    Franchising royalties
     and fees                   11.7       11.6       11.5       11.4
                           ---------- ---------- ---------- ----------

            Total revenue      100.0      100.0      100.0      100.0
                           ---------- ---------- ---------- ----------

Costs and expenses:
    Restaurant operating
     costs:
         Cost of sales          31.2       30.9       32.5       31.2
         Labor                  30.5       30.1       29.9       29.6
         Operating              15.7       16.8       15.4       16.7
         Occupancy               8.0        7.8        7.5        7.5
    Depreciation                 5.9        5.5        5.6        5.3
    General and
     administrative             11.7       12.0       11.4       11.5
    Preopening                   1.2        1.7        0.9        1.2
    Loss on equipment
     disposal                    0.0        0.1        0.0        0.2
                           ---------- ---------- ---------- ----------

            Total costs
             and expenses       94.1       94.8       93.4       93.5
                           ---------- ---------- ---------- ----------

Income from operations           5.9        5.2        6.6        6.5
Interest income                  0.7        0.8        0.6        0.8
                           ---------- ---------- ---------- ----------

Earnings before income
 taxes                           6.6        6.0        7.2        7.3
Income tax expense               2.5        2.1        2.8        2.6
                           ---------- ---------- ---------- ----------

Net earnings                     4.0        3.9        4.4        4.7
                           ========== ========== ========== ==========


                    BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                          (Dollar amounts in thousands)
                                   (unaudited)


                                            December 25,   June 25,
                                                2005         2006
                                            ------------ -------------
                  Assets
Current assets:
    Cash and cash equivalents                    $3,986         6,523
    Marketable securities                        48,418        49,170
    Accounts receivable--franchisees, net
     of allowance of $25                            731           765
    Accounts receivable--other                    3,700         4,184
    Inventory                                     1,502         1,544
    Income taxes receivable                          --            97
    Prepaid expenses                              1,972           587
    Deferred income taxes                           770         1,472
                                            ------------ -------------

         Total current assets                    61,079        64,342

Property and equipment, net                      68,693        74,057
Restricted cash                                   2,115         5,235
Other assets                                        867           903
Goodwill                                            369           369
                                            ------------ -------------
         Total assets                          $133,123       144,906
                                            ============ =============

   Liabilities and Stockholders' Equity
Current liabilities:
    Unearned franchise fees                      $2,194         2,152
    Accounts payable                              6,628         8,620
    Accrued income tax payable                      102            --
    Accrued compensation and benefits             6,775         6,737
    Accrued expenses                              3,900         3,566
    Current portion of deferred lease
     credits                                        604           687
                                            ------------ -------------
         Total current liabilities               20,203        21,762
Long-term liabilities:
    Marketing fund payables                       2,115         5,235
    Deferred income taxes                         4,755         3,715
    Deferred lease credits, net of current
     portion                                      9,202         9,297
                                            ------------ -------------
         Total liabilities                       36,275        40,009
                                            ------------ -------------

Commitments and contingencies
Stockholders' equity:
    Undesignated stock, 5,600,000 shares
     authorized                                      --            --
    Common stock, no par value. Authorized
     15,600,000 shares; issued and
     outstanding 8,616,222 and 8,740,572,
     respectively                                74,503        74,036
    Deferred compensation                        (2,568)           --
    Retained earnings                            24,913        30,861
                                            ------------ -------------
         Total stockholders' equity              96,848       104,897
                                            ------------ -------------
         Total liabilities and
          stockholders' equity                 $133,123       144,906
                                            ============ =============



                    BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                          (Dollar amounts in thousands)

                                   (unaudited)

                                                     Six months ended
                                                     -----------------
                                                     June 26, June 25,
                                                       2005     2006
Cash flows from operating activities:
    Net earnings                                      $4,387    5,948
    Adjustments to reconcile net earnings to cash
     provided by operations:
         Depreciation                                  5,507    6,763
         Amortization                                    (20)    (101)
         Loss on equipment disposal                       22      254
         Deferred lease credits                          643      220
         Deferred income taxes                          (892)  (1,742)
         Stock-based compensation                        854    1,539
         Excess tax benefit from the exercise of
          stock options                                   --     (181)
         Change in operating assets and liabilities:
              Accounts receivable                       (752)    (560)
              Inventory                                   85      (42)
              Prepaid expenses                           712    1,385
              Other assets                               (18)     (36)
              Unearned franchise fees                   (295)     (42)
              Accounts payable                          (360)   1,992
              Income taxes                               982      (18)
              Accrued expenses                          (972)     206
                                                     -------- --------
                  Net cash provided by operating
                   activities                          9,883   15,585
                                                     -------- --------
Cash flows from investing activities:
    Acquisition of property and equipment             (8,322) (12,381)
    Purchase of marketable securities                (47,079) (54,759)
    Proceeds of marketable securities                 37,071   54,108
                                                     -------- --------
                  Net cash used in investing
                   activities                        (18,330) (13,032)
                                                     -------- --------

Cash flows from financing activities:
    Issuance of common stock                             717      490
    Tax payments for restricted stock                   (326)    (687)
    Excess tax benefit from the exercise of stock
     options                                              --      181
                                                     -------- --------
                  Net cash provided by (used in)
                   financing activities                  391      (16)
                                                     -------- --------

                  Net increase (decrease) in cash
                   and cash equivalents               (8,056)   2,537
Cash and cash equivalents at beginning of period      12,557    3,986
                                                     -------- --------

Cash and cash equivalents at end of period            $4,501    6,523
                                                     ======== ========


BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information

                           Restaurant Count

Company-owned Restaurants:

                    Q1            Q2            Q3            Q4
                    --            --            --            --
    2006           124           129
    2005           106           110           116           122
    2004            88            92            97           103
    2003            73            74            77            84
    2002            56            60            63            70


Franchised Restaurants:

                    Q1            Q2            Q3            Q4
                    --            --            --            --
    2006           260           270
    2005           212           224           234           248
    2004           168           175           189           203
    2003           131           138           142           161
    2002           108           119           123           129


                      Quarterly Same-Store Sales

Company-owned Restaurants:

               Q1          Q2          Q3          Q4         Year
               --          --          --          --         ----
  2006        7.7%        8.2%
  2005        6.1%        2.7%        1.8%        2.5%        3.2%
  2004        11.1%       10.6%       9.9%        7.6%        9.7%
  2003       (1.4%)       2.7%        6.7%        8.5%        4.3%
  2002        5.6%        4.6%       (0.7%)      (1.8%)       1.6%


Franchised Restaurants:

               Q1          Q2          Q3          Q4         Year
               --          --          --          --         ----
  2006        6.7%        4.7%
  2005        3.2%        1.8%        1.1%        2.6%        2.2%
  2004        12.0%       10.4%       5.7%        3.7%        7.6%
  2003       (0.4%)       2.3%        8.5%        10.7%       5.6%
  2002        4.2%        4.5%        0.0%       (1.8%)       1.5%


BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information


                     Average Weekly Sales Volumes

Company-owned Restaurants:

               Q1          Q2          Q3          Q4         Year
               --          --          --          --         ----
  2006      $35,857     $33,660
  2005       33,195      30,531     $31,361     $33,953     $32,304
  2004       32,289      30,248      30,983      33,038      31,663
  2003       28,782      27,132      28,281      31,171      28,886
  2002       29,564      26,330      25,916      28,466      27,547


Franchised Restaurants:

               Q1          Q2          Q3          Q4         Year
               --          --          --          --         ----
  2006      $44,342     $42,338
  2005       41,309      39,824     $40,149     $42,533     $40,999
  2004       39,678      38,072      38,727      40,926      39,402
  2003       33,920      33,393      35,289      39,014      35,491
  2002       32,956      31,623      31,619      34,023      32,574


Average Quarterly Wing Prices Per Pound

               Q1          Q2          Q3          Q4         Year
               --          --          --          --         ----
  2006       $1.24       $1.10
  2005        1.45        1.14       $1.08       $1.17       $1.20
  2004        1.49        1.46        1.35        1.30        1.39
  2003        1.01        1.02        1.00        1.21        1.06
  2002        1.11        .87         .84         .78         .89



     CONTACT: Buffalo Wild Wings, Inc., Minneapolis
              Investor Relations Contact:
              Mary Twinem, 952-253-0731